1 8 0 1

Comerica Bank

FOURTH QUARTER 2024

**EARNINGS RESULTS & OPERATING INFORMATION**

**Douglas Emmett**

Executive Summary
Our portfolio is located in the premier coastal submarkets of Los Angeles and Honolulu. Our In-Service Portfolio includes 17.5 million square feet of Class A office properties and 4,391 apartment units, and we have an additional 456,000 square feet of Class A office and 712 apartment units in our Development Portfolio.
During 2024, we made significant progress on several key growth initiatives. We purchased an office property and by-right residential development site at the corner of Wilshire and Westwood Boulevards and have commenced development activity (see Property Acquisition below). In Burbank, following the move out of Warner Bros., we have commenced converting our 456,000 square foot Studio Plaza property into a multi-tenant building and are signing new leases. Our 712 unit Barrington Plaza residential property is largely vacant, and we now have a permit to begin construction.

Comparative Financial Results	Quarterly		Annual
(In millions, except per share data)	Q4 2024	Q4 2023	2024	2023
Revenues	$245	$259	$986	$1,020
Net (loss) income attributable to common stock	$(1)	$(40)	$24	$(43)
FFO per fully diluted share	$0.38	$0.46	$1.71	$1.86
AFFO	$59	$75	$277	$300
Same Property Cash NOI	$142	$149	$574	$588

Leasing: During the fourth quarter, we signed 204 office leases covering 796,000 square feet, driven by 242,000 square feet of new leases and 554,000 square feet of renewal leases. Leasing during the fourth quarter was somewhat muted due to the Christmas and New Year's holidays both falling mid-week. Comparing the office leases we signed during the fourth quarter to the expiring leases for the same space, straight-line rents increased by 4.0% and cash rents decreased by 7.0%. Our multifamily portfolio remains essentially fully leased at 99.1%.
Property Acquisition: In January 2025, a joint venture that we manage, and in which we own a 30% interest, acquired a 17-story, 247,000 square foot office building at 10900 Wilshire Boulevard in Westwood and an adjoining residential development site. The property is located next door to several of our existing office buildings, so we expect to enjoy significant operating and leasing synergies. We estimate that the JV’s total investment, including acquisition, upgrades to the existing tower, and construction of a new residential building, will be approximately $150 to $200 million over a three-to-four-year period, depending upon on our final plan.
Debt Refinancing: During December 2024, we closed (i) a $325.0 million loan for one of our joint ventures and used the proceeds and cash on hand to replace a $400.0 million loan and (ii) a $61.8 million loan for the joint venture that purchased 10900 Wilshire Boulevard. Details of these loans can be found on page 12.
Balance Sheet & Dividends: At quarter end, we had cash and cash equivalents of $444.6 million. On January 15, 2025, we paid a quarterly cash dividend of $0.19 per common share, or $0.76 per common share on an annualized basis.
Guidance: We expect our 2025 Net Income (Loss) Per Common Share - Diluted to be between $(0.17) and $(0.11), and our FFO per fully diluted share to be between $1.42 and $1.48. Our guidance does not include the impact of future property acquisitions or dispositions, stock sales or repurchases, financings, property damage insurance recoveries, impairment charges or other possible capital markets activities. See page 22.

NOTE: See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
See the "Definitions" section for definitions of certain terms used in this Earnings Package.
1

Forward Looking Statements (FLS)
This Fourth Quarter 2024 Earnings Results and Operating Information, which we refer to as our Earnings Package (EP), supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains FLS within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations regarding the performance of our business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these FLS can be identified by the use of words such as “expect,” "potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “project,” “intend,” “plan,” “estimate,” "anticipate,” or the negative version of these words or other similar words which are predictions of or indicate future events or trends and which do not relate solely to historical matters. FLS presented in this EP, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic, political or real estate developments affecting Southern California or Honolulu, Hawaii; competition from other real estate investors in our markets; decreased rental rates or increased tenant incentives and vacancy rates; reduced demand for office space, including as a result of remote work and flexible working arrangements that allow work from remote locations other than the employer’s office premises; defaults on, early terminations of, or non-renewal of leases by tenants; increases in interest rates and operating costs, including due to inflation; insufficient cash flows to service our debt or pay rent on ground leases; difficulties in raising capital; inability to liquidate real estate or other investments quickly; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our REIT status; adverse changes in rent control laws and regulations; environmental uncertainties; natural disasters; fire and other property damage; insufficient insurance or increases in insurance costs; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; reliance on key personnel; changes in zoning and other land use laws; adverse changes to tax laws, including those related to property taxes; possible terrorist attacks or wars; and other risks and uncertainties detailed in our Annual Report on Form 10-K for 2023, and other documents filed with the SEC. Although we believe that our assumptions underlying our FLS are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.  Accordingly, please use caution in relying on any FLS in this EP to anticipate future results or trends. This EP and all subsequent written and oral FLS attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our FLS.
2

Company Overview
Corporate Data
as of December 31, 2024

	In-Service Portfolio	Development Portfolio	Total
Office Portfolio
Number of Properties	69	1	70
Rentable square feet	17,524,458	456,205	17,980,663
Multifamily Portfolio
Number of Properties	13	1	14
Number of Units	4,391	712	5,103

In-Service Portfolio Leasing Statistics

Office Portfolio
Leased Rate	81.1%
Net Absorption	(0.5)%
Occupancy Rate	79.2%
Multifamily Portfolio Leased Rate	99.1%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of December 31, 2024	203,849
Common stock closing price per share (NYSE:DEI)	$18.56
Equity Capitalization	$3,783,433

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal(1)	$5,521,889	$4,609,994
Less: cash and cash equivalents and loan collateral deposits(2)	(458,694)	(378,514)
Net Debt	$5,063,195	$4,231,480

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$8,014,913
Our Share of Net Debt to Pro Forma Enterprise Value	53%

AFFO Payout Ratio(3)

Three months ended December 31, 2024	66.3%

_______________________________________________
(1)    See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on the balance sheet.
(2)    The consolidated balance of $458.7 million includes our consolidated cash and cash equivalents of $444.6 million and a loan collateral deposit of $14.1 million in an interest bearing account with a lender. Our Share is calculated by starting with the consolidated balance of $458.7 million, then deducting the other owners' share of our JVs' cash and cash equivalents of $99.1 million and then adding our share of our unconsolidated Fund's cash and cash equivalents of $18.9 million.
(3)    Payout ratio based on $0.19 dividend payable to shareholders of record as of December 31, 2024.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Company Overview

Property Map
as of December 31, 2024

Los Angeles · Westside
52 office properties
10 residential properties
Los Angeles · Valley
16 office properties
Warner Center
Woodland Hills
Encino
Sherman Oaks
Burbank
Glendale
Hollywood Burbank Airport
SANTA MONICA MOUNTAINS
Bel-Air
Hollywood
West Hollywood
Beverly Hills
UCLA
Westwood
Brentwood
Malibu
Pacific Palisades
Century City
Mid-Wilshire
Dodger Stadium
Santa Monica
Olympic Corridor
Downtown Los Angeles
Culver City
USC
PACIFIC OCEAN
Venice
Playa Vista
Los Angeles International Airport (LAX)
405
101
170
134
5
2
10
110

Honolulu
2 office properties
4 residential properties
OAHU
H1
H3
Pearl Harbor
Honolulu
Honolulu International Airport
Downtown
Waikiki
PACIFIC OCEAN
MAP © 2024 CARTIFACT
DATA © OSM CONTRIBUTORS

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Company Overview

Board of Directors and Executive Officers
as of December 31, 2024

BOARD OF DIRECTORS
__________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Leslie E. Bider	Retired Executive and Investor
Dorene C. Dominguez	Chairwoman and CEO of Vanir Group of Companies
Ray C. Leonard	President, Sugar Ray Leonard Foundation
Virginia A. McFerran	Technology and Data Science Advisor
Thomas E. O’Hern	Former CEO of The Macerich Company
William E. Simon, Jr.	Partner Emeritus, Simon Quick Advisors
Shirley Wang	Founder and CEO, Plastpro Inc.

EXECUTIVE OFFICERS
__________________________________________________________________________________________________________________________________

Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer
Michele L. Aronson	Executive Vice President, General Counsel and Secretary

CORPORATE OFFICE
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com
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Financial Results

Consolidated Balance Sheets
(Unaudited; In thousands)

	December 31, 2024	December 31, 2023
Assets
Investment in real estate, gross	$12,495,252	$12,405,814
Less: accumulated depreciation and amortization	(3,916,625)	(3,652,630)
Investment in real estate, net	8,578,627	8,753,184
Ground lease right-of-use asset	7,438	7,447
Cash and cash equivalents	444,623	523,082
Tenant receivables	4,242	6,096
Deferred rent receivables	117,570	115,321
Acquired lease intangible assets, net	2,487	2,971
Interest rate contract assets	77,620	170,880
Investment in unconsolidated Fund	23,770	15,977
Other assets	147,323	49,260
Total assets	$9,403,700	$9,644,218

Liabilities
Secured notes payable, net	$5,498,022	$5,543,171
Ground lease liability	10,822	10,836
Interest payable, accounts payable and deferred revenue	131,011	131,237
Security deposits	62,449	61,958
Acquired lease intangible liabilities, net	11,331	19,838
Dividends payable	31,825	31,781
Total liabilities	5,745,460	5,798,821

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,674	1,672
Additional paid-in capital	3,396,452	3,392,955
Accumulated other comprehensive income	54,917	115,917
Accumulated deficit	(1,394,394)	(1,290,682)
Total Douglas Emmett, Inc. stockholders' equity	2,058,649	2,219,862
Noncontrolling interests	1,599,591	1,625,535
Total equity	3,658,240	3,845,397
Total liabilities and equity	$9,403,700	$9,644,218

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Consolidated Operating Results
(Unaudited; In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Office rental
Rental revenues and tenant recoveries(1)	$168,649	$179,499	$683,901	$714,742
Parking and other income	27,917	32,832	112,503	115,203
Total office revenues	196,566	212,331	796,404	829,945

Multifamily rental
Rental revenues	44,314	43,170	174,278	174,296
Parking and other income	4,099	3,778	15,796	16,247
Total multifamily revenues	48,413	46,948	190,074	190,543

Total revenues	244,979	259,279	986,478	1,020,488

Operating Expenses
Office expenses	72,965	74,049	285,352	294,310
Multifamily expenses	16,349	16,853	64,906	67,323
General and administrative expenses	12,188	14,538	45,356	49,236
Depreciation and amortization	95,607	123,178	384,048	459,949
Total operating expenses	197,109	228,618	779,662	870,818

Other income	6,247	7,072	28,019	19,633
Other expenses	(108)	(212)	(398)	(1,032)
Income (loss) from unconsolidated Fund (2)	808	(35,820)	2,593	(34,643)
Interest expense	(62,331)	(57,609)	(229,442)	(209,468)
Net (loss) income	(7,514)	(55,908)	7,588	(75,840)
Net loss attributable to noncontrolling interests	6,626	15,453	15,929	33,134
Net (loss) income attributable to common stockholders	$(888)	$(40,455)	$23,517	$(42,706)

Net (loss) income per common share - basic and diluted	$(0.01)	$(0.24)	$0.13	$(0.26)

Dividends declared per common share	$0.19	$0.19	$0.76	$0.76

Weighted average shares of common stock outstanding - basic and diluted	167,434	166,758	167,389	169,597
_______________________________________________________________________
(1)Rental revenues and tenant recoveries include the following tenant recoveries:
•$12.8 million and $17.9 million for the three months ended December 31, 2024 and 2023, and
•$50.1 million and $61.6 million for the years ended December 31, 2024 and 2023, respectively.

(2) Loss from unconsolidated Fund for the three months and year ended December 31, 2023 includes a $36.2 million impairment charge related to our investment in our unconsolidated Fund.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

The table below presents a reconciliation of Net (loss) income attributable to common stockholders to Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Funds From Operations (FFO)
Net (loss) income attributable to common stockholders	$(888)	$(40,455)	$23,517	$(42,706)
Depreciation and amortization of real estate assets	95,607	123,178	384,048	459,949
Net loss attributable to noncontrolling interests	(6,626)	(15,453)	(15,929)	(33,134)
Adjustments attributable to unconsolidated Fund(2)	1,182	36,962	4,579	39,194
Adjustments attributable to consolidated JVs(2)	(11,892)	(11,366)	(50,687)	(46,012)
FFO	$77,383	$92,866	$345,528	$377,291

Adjusted Funds From Operations (AFFO)
FFO	$77,383	$92,866	$345,528	$377,291
Straight-line rent	(707)	1,665	(2,248)	(342)
Net accretion of acquired above- and below-market leases	(1,761)	(2,805)	(8,023)	(10,961)
Loan costs, loan premium amortization and swap amortization	2,618	2,381	9,615	8,840
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(26,172)	(28,008)	(96,951)	(113,084)
Non-cash compensation expense	5,774	4,256	21,034	19,844
Adjustments attributable to unconsolidated Fund(2)	(286)	(125)	(892)	(524)
Adjustments attributable to consolidated JVs(2)	1,883	4,348	8,463	18,477
AFFO	$58,732	$74,578	$276,526	$299,541

Weighted average shares of common stock outstanding - diluted	167,434	166,758	167,389	169,597
Weighted average units in our operating partnership outstanding	35,135	33,344	34,850	33,164
Weighted average fully diluted shares outstanding	202,569	200,102	202,239	202,761

Net (loss) income per common share - basic and diluted	$(0.01)	$(0.24)	$0.13	$(0.26)
FFO per share - fully diluted	$0.38	$0.46	$1.71	$1.86
Dividends paid per share(4)	$0.19	$0.19	$0.76	$0.76
__________________________________________________________
(1)Presents the FFO and AFFO, including our share of our consolidated JVs and our unconsolidated Fund, attributable to our common stockholders and noncontrolling interests in our Operating Partnership.
(2)Adjustments reflect our share of our unconsolidated Fund and the noncontrolling interests share in our consolidated JVs. In the case of 2023 periods, also includes an adjustment to exclude a $36.2 million impairment charge related to the real estate held by our unconsolidated Fund.
(3)Under the GAAP lease accounting rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net income (loss) attributable to common stockholders and FFO, the capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.
(4)Reflects dividends paid within the respective periods.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of December 31,
	2024	2023
Office Statistics
Number of properties	66	66
Rentable square feet (in thousands)	17,105	17,105
Ending % leased	80.9%	82.8%
Ending % occupied	79.1%	80.4%
Quarterly average % occupied	79.0%	80.8%

Multifamily Statistics
Number of properties	11	11
Number of units	3,569	3,569
Ending % leased	99.0%	98.7%

	Three Months Ended December 31,		% Favorable
	2024	2023	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$192,180	$199,582	(3.7)%
Office expenses	(72,746)	(73,209)	0.6%
Office NOI	119,434	126,373	(5.5)%

Multifamily revenues	36,798	35,583	3.4%
Multifamily expenses	(11,312)	(11,045)	(2.4)%
Multifamily NOI	25,486	24,538	3.9%

Total NOI	$144,920	$150,911	(4.0)%

Cash Net Operating Income (NOI)
Office cash revenues	$190,653	$199,173	(4.3)%
Office cash expenses	(72,746)	(73,209)	0.6%
Office cash NOI	117,907	125,964	(6.4)%

Multifamily cash revenues	35,845	34,180	4.9%
Multifamily cash expenses	(11,312)	(11,045)	(2.4)%
Multifamily cash NOI	24,533	23,135	6.0%

Total Cash NOI	$142,440	$149,099	(4.5)%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of net loss attributable to common stockholders to these non-GAAP measures.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Same Property NOI Reconciliation
(Unaudited and in thousands)

The tables below present a reconciliation of Net loss attributable to common stockholders to NOI and Same Property NOI:

	Three Months Ended December 31,
	2024	2023

Net loss attributable to common stockholders	$(888)	$(40,455)
Net loss attributable to noncontrolling interests	(6,626)	(15,453)
Net loss	(7,514)	(55,908)
General and administrative expenses	12,188	14,538
Depreciation and amortization	95,607	123,178
Other income	(6,247)	(7,072)
Other expenses	108	212
(Income) loss from unconsolidated Fund	(808)	35,820
Interest expense	62,331	57,609
NOI	$155,665	$168,377

Same Property NOI by Segment

Same property office cash revenues	$190,653	$199,173
Non-cash adjustments per definition of NOI	1,527	409
Same property office revenues	192,180	199,582

Same property office cash expenses	(72,746)	(73,209)

Same Property Office NOI	119,434	126,373

Same property multifamily cash revenues	35,845	34,180
Non-cash adjustments per definition of NOI	953	1,403
Same property multifamily revenues	36,798	35,583

Same property multifamily cash expenses	(11,312)	(11,045)

Same Property Multifamily NOI	25,486	24,538

Same Property NOI	144,920	150,911
Non-comparable office revenues	4,386	12,749
Non-comparable office expenses	(219)	(840)
Non-comparable multifamily revenues	11,615	11,365
Non-comparable multifamily expenses	(5,037)	(5,808)
NOI	$155,665	$168,377

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Financial Data for JVs & Fund
(Unaudited, in thousands)

	Three Months Ended December 31, 2024

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$182,446	$62,533	$4,726
Office and multifamily operating expenses	$65,675	$23,639	$1,659
Straight-line rent	$1,301	$(594)	$(114)
Above/below-market lease revenue	$177	$1,584	$—
Cash NOI attributable to outside interests(3)	$—	$19,752	$672
Our share of cash NOI(4)	$115,293	$18,152	$2,509

	Year Ended December 31, 2024

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$738,841	$247,637	$18,015
Office and multifamily operating expenses	$265,248	$85,010	$6,407
Straight-line rent	$4,047	$(1,799)	$(967)
Above/below-market lease revenue	$779	$7,244	$—
Cash NOI attributable to outside interests(3)	$—	$81,461	$3,067
Our share of cash NOI(4)	$468,767	$75,721	$9,508
______________________________________________________
(1)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for four consolidated JVs that we manage. We own a weighted average interest of approximately 46% (based on square footage) in these four JVs, which owned a combined sixteen Class A office properties totaling 4.2 million square feet and two residential properties with 470 apartments in our regions. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) additional distributions based on Cash NOI. In December 2024, we entered into a new consolidated JV that acquired an office property in January 2025. The new JV did not have any revenue or expenses during 2024.
(2)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for an unconsolidated Fund that we manage. We owned an interest of approximately 54% at the beginning of 2024, which increased to 74% when we purchased an additional 20% interest in February 2024. The Fund owns two Class A office properties totaling 0.4 million square feet in our regions. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs. The Fund has been consolidated starting in January 2025.
(3)    Represents the share of Cash NOI allocable to interests other than our Fully Diluted Shares.
(4)    Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Loans (As of December 31 2024, unaudited)

	Maturity Date		Principal Balance (In Thousands)	Our Share (In Thousands)	Effective Rate	Swap Maturity Date

Consolidated Wholly-Owned Subsidiary Loans	3/3/2025	(1)	$335,000	$335,000	SOFR + 1.41%	N/A
	4/1/2025		102,400	102,400	SOFR + 1.36%	N/A
	8/15/2026		415,000	415,000	3.07%	8/1/2025
	9/19/2026		366,000	366,000	SOFR + 1.25%	N/A
	9/26/2026	(2)	200,000	200,000	SOFR + 1.30%	N/A
	11/1/2026	(2)	400,000	400,000	SOFR + 1.25%	N/A
	6/1/2027	(3)	550,000	550,000	SOFR + 1.48%	N/A
	5/18/2028		300,000	300,000	2.21%	6/1/2026
	1/1/2029		300,000	300,000	2.66%	1/1/2027
	6/1/2029		255,000	255,000	3.26%	6/1/2027
	6/1/2029		125,000	125,000	3.25%	6/1/2027
	8/1/2033		350,000	350,000	SOFR + 1.37%	N/A
	6/1/2038	(4)	26,739	26,739	4.55%	N/A
	Subtotal		3,725,139	3,725,139
Consolidated JV Loans	5/15/2027		450,000	400,500	2.26%	4/1/2025
	8/19/2028		625,000	187,500	2.12%	6/1/2025
	12/11/2028	(5)	325,000	65,000	6.36%	1/5/2028
	4/26/2029	(6)	175,000	96,250	3.90%	5/1/2026
	6/1/2029		160,000	32,000	3.25%	7/1/2027
	1/9/2030	(7)	61,750	18,525	6.00%	N/A
Total Consolidated Loans		(8)	$5,521,889	$4,524,914

Unconsolidated Fund Loan
	9/14/2028		$115,000	$85,080	2.19%	10/1/2026
Total Loans				$4,609,994

Except as noted below, our loans: (i) are non-recourse, (ii) are secured by separate collateral pools consisting of one or more properties and other collateral, (iii) require interest-only monthly payments with the outstanding principal due at maturity, and (iv) contain certain financial covenants which could require us to deposit excess cash flow with the lender under certain circumstances unless we (at our option) either provide a guarantee or additional collateral or pay down the loan within certain parameters set forth in the loan documents. Certain loans with maturity date extension options require us to meet minimum financial thresholds in order to exercise those extension options. Effective rates include the effect of interest rate swaps & exclude the effect of prepaid loan fees. Maturity dates include the effect of extension options.
(1)We are currently in the process of negotiating an amendment and extension of this loan. If the amendment is not finalized by the due date, the holding period and carrying value for the asset encumbered by the loan may be affected.
(2)The swaps expired on October 1, 2024.
(3)The loan is secured by four residential properties. In connection with the redevelopment of Barrington Plaza, we deposited $13.3 million of cash into an interest bearing collateral account with the lender during 2023. The lender will return the deposit at the earlier of August 2026 or when the loan is paid in full. The lender is treating the loan as a construction loan and we signed a construction completion guarantee.
(4)The loan requires monthly payments of principal and interest based upon a 30-year principal amortization schedule.
(5)We closed this loan during December 2024. The interest rate is SOFR + 2.5% and we used interest rate swaps to swap fix the rate at 6.36% effective January 6, 2025. The loan requires monthly payments of principal and interest for twelve months commencing on January 5, 2028 based upon a 25-year principal amortization schedule.
(6)A portion of this loan is guaranteed.
(7)We closed this new loan during the fourth quarter of 2024. The interest rate is fixed at 6% until July 8, 2027 and then increases to 6.25% for the remaining term of the loan.
(8)Our consolidated debt on the balance sheet of $5.50 billion is calculated by adding $2.8 million of unamortized loan premium & deducting $26.6 million of unamortized deferred loan costs from our total consolidated loans of $5.52 billion.

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$3.22
Weighted average remaining life (including extension options)	3.5 years
Weighted average remaining fixed interest period	1.5 years
Weighted average annual interest rate	3.18%

NOTE: See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Portfolio Summary
In-Service Office Portfolio as of December 31, 2024
We divide our in-service office portfolio into three regions: the Westside and San Fernando Valley regions of Los Angeles, California and Honolulu, Hawaii.

Region	Westside	Valley	Honolulu	Total / Weighted Average

Number of Office Properties	52	15	2	69
Our Rentable Square Feet	9,999,051	6,334,572	1,190,835	17,524,458
Region Rentable Square Feet (1)	40,389,795	13,969,773	5,333,142	59,692,710
Our Market Share(2)	34.6%	47.1%	22.3%	38.3%
Our Percent Leased	81.3%	78.7%	91.2%	81.1%
Our Annualized Rent	$445,878,182	$165,255,005	$38,928,166	$650,061,353
Annualized Rent Per Leased Square Foot (3)	$57.29	$33.97	$36.58	$47.41
Monthly Rent Per Leased Square Foot (3)	$4.77	$2.83	$3.05	$3.95

____________________________________________________________
(1)    The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2024 fourth quarter CBRE Marketview report for our submarkets in that region.
(2)    Our market share is calculated by dividing our Rentable Square Feet by the applicable Region's Rentable Square Feet, weighted in the case of averages based on the square feet of exposure to our submarkets in each region. In calculating market share, we adjusted the rentable square footage by: (i) removing 67,000 rentable square feet for an office building in Honolulu that we are converting to residential apartments from both our rentable square footage and that of the region, and (ii) to add a 218,000 square foot property located just outside the Beverly Hills city limits to both the numerator and the denominator.
(3) Does not include signed leases not yet commenced, which are included in percent leased but excluded from Annualized Rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended December 31, 2024	$0.06
Year ended December 31, 2024	$0.22

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Diversification
In-Service Office Portfolio as of December 31, 2024

Portfolio Tenant Size
	Median	Average

Square feet	2,400	5,100

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,368	51.0%	1,976,618	14.4%	$87,595,970	13.5%
2,501-10,000	998	37.3	4,874,114	35.6	225,471,220	34.7
10,001-20,000	205	7.7	2,811,564	20.5	134,560,315	20.7
20,001-40,000	81	3.0	2,196,685	16.0	103,913,375	16.0
40,001-100,000	28	1.0	1,599,921	11.7	81,512,424	12.5
Greater than 100,000	1	—	252,401	1.8	17,008,049	2.6
Total for all leases	2,681	100.0%	13,711,303	100.0%	$650,061,353	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Largest Office Tenants
In-Service Office Portfolio as of December 31, 2024

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

William Morris Endeavor(2)	1	1	2037	252,401	1.4	$17,008,049	2.6
UCLA(3)	14	8	2025-2033	200,854	1.1	11,823,902	1.8
Morgan Stanley(4)	5	5	2025-2028	144,688	0.8	11,059,917	1.7
Equinox Fitness(5)	6	5	2029-2038	185,236	1.0	10,681,307	1.6
NKSFB	2	2	2030	135,066	0.8	6,950,547	1.1
Total	28	21		918,245	5.1%	$57,523,722	8.8%

______________________________________________________
(1)    Expiration dates are per lease (expiration dates do not reflect storage and similar leases).
(2) Tenant has the option to terminate its lease in 2033.
(3)    Square footage (rounded) expires as follows: 4 leases totaling 119,000 square feet in 2025; 5 leases totaling 32,000 square feet in 2026; 1 lease totaling 8,000 square feet in 2028; 2 leases totaling 28,000 square feet in 2029; and 2 leases totaling 14,000 square feet in 2033.
(4)    Square footage (rounded) expires as follows: 89,000 square feet in 2027, 30,000 square feet in 2028, and 26,000 square feet in 2030.
(5)    Square footage (rounded) expires as follows: 34,000 square feet in 2029; 46,000 square feet in 2035; 31,000 square feet in 2037 and 74,000 square feet in 2038.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data
Office Industry Diversification
In-Service Office Portfolio as of December 31, 2024

Percentage of Annualized Rent by Tenant Industry

Financial Services
16.1%
Real Estate
13.4%
Legal
19.2%
Entertainment
10.0%
Other 1.2%
Advertising 0.9%
Manufacturing & Distribution 1.3%
Educational Services 2.6%
Public Administration 2.7%
Insurance 3.1%
Technology 5.0%
Retail 5.6%
Accounting & Consulting 9.0%
Health Services 9.9%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	565	19.2%
Financial Services	364	16.1
Real Estate	317	13.4
Entertainment	136	10.0
Health Services	398	9.9
Accounting & Consulting	296	9.0
Retail	163	5.6
Technology	93	5.0
Insurance	89	3.1
Public Administration	76	2.7
Educational Services	38	2.6
Manufacturing & Distribution	56	1.3
Advertising	32	0.9
Other	58	1.2
Total	2,681	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Expirations
In-Service Office Portfolio as of December 31, 2024
(1)    Average of the percentage of leases expiring at December 31, 2021, 2022, and 2023 with the same remaining duration as the leases for the labeled year had at December 31, 2024. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at December 31, 2024	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	78	276,441	1.6%	$10,634,698	1.6%	$38.47	$38.47
2025	588	2,175,630	12.4	103,472,304	15.9	47.56	48.25
2026	541	2,296,875	13.1	106,651,942	16.5	46.43	48.73
2027	458	2,134,512	12.2	101,348,084	15.6	47.48	51.39
2028	360	1,682,178	9.6	78,718,502	12.1	46.80	51.97
2029	234	1,289,692	7.3	57,825,703	8.9	44.84	51.43
2030	147	1,180,015	6.7	58,829,972	9.1	49.86	55.93
2031	90	630,104	3.6	30,061,478	4.6	47.71	57.02
2032	52	490,897	2.8	22,927,465	3.5	46.71	58.31
2033	53	389,428	2.2	20,247,403	3.1	51.99	68.86
2034	34	276,705	1.6	12,387,505	1.9	44.77	62.25
Thereafter	46	888,826	5.1	46,956,297	7.2	52.83	74.73
Subtotal/weighted average	2,681	13,711,303	78.2%	$650,061,353	100.0%	$47.41	$53.39
Signed leases not commenced		329,125	1.9
Available		3,316,355	18.9
Building management use		107,145	0.6
BOMA adjustment(3)		60,530	0.4
Total/weighted average	2,681	17,524,458	100.0%	$650,061,353	100.0%	$47.41	$53.39

___________________________________________________
(1)Represents Annualized Rent at December 31, 2024 divided by leased square feet.
(2)Represents Annualized Rent at expiration divided by leased square feet.
(3)Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Expirations - Next Four Quarters
In-Service Office Portfolio as of December 31, 2024

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Next Twelve Months

Los Angeles
Westside	148,209	299,906	358,964	380,032	1,187,111
Valley	119,662	143,892	189,232	381,898	834,684
Honolulu	18,587	19,594	44,036	71,618	153,835
Expiring Square Feet(1)	286,458	463,392	592,232	833,548	2,175,630

Percentage of Portfolio	1.6%	2.6%	3.3%	4.6%	12.1%

Los Angeles
Westside	$55.42	$53.29	$63.89	$59.47	$58.74
Valley	$32.21	$34.29	$35.78	$36.20	$35.20
Honolulu	$35.43	$35.30	$37.86	$39.66	$38.08
Expiring Rent per Square Foot(2)	$44.43	$46.63	$52.97	$47.11	$48.25

________________________________________________________
(1)Includes leases with an expiration date in the applicable period where the space had not been re-leased as of December 31, 2024, other than 276,441 square feet of Short-Term Leases.
(2)Fluctuations in this number primarily reflect the mix of buildings/regions involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Leasing Activity
In-Service Office Portfolio for the Three Months ended December 31, 2024

Net Absorption	(0.50)%

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)[1]

New leases	73	241,994	79
Renewal leases	131	553,649	52
All leases	204	795,643	62

Change in Rental Rates for Office Leases Executed during the Quarter(2)

	Expiring Rate	New/Renewal Rate	Percentage Change

Cash Rent	$45.03	$41.86	(7.0)%
Straight-line Rent	$40.76	$42.39	4.0%

Average Office Lease Transaction Costs(3)

	Lease Transaction Costs per SF	Lease Transaction Costs per Annum

New leases signed during the quarter	$26.31	$6.14
Renewal leases signed during the quarter	$17.36	$5.17
All leases signed during the quarter	$19.59	$5.46

________________________________________________________________
(1)Average renewal lease term exclude leases with a term of twelve months or less.
(2)Represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Excludes leases with a term of twelve months or less, leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated at the landlord's request, leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe the base rent reflects other off-market inducements to the tenant, and other non-comparable leases, such as retail leases.
(3)Reflects the weighted average leasing commissions and tenant improvement allowances divided by the weighted average number of years for the leases. Excludes leases substantially negotiated by the seller in the case of acquired properties, leases for tenants relocated at the landlord's request, and non-comparable leases, such as retail leases.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Multifamily Portfolio Summary
In-Service Multifamily Portfolio as of December 31, 2024

We divide our In-Service multifamily portfolio into three regions: Santa Monica, West Los Angeles and Honolulu, Hawaii.

Annualized Rent by Region

Region	Number of Properties	Number of Units	Units as a Percent of Total

Santa Monica	3	940	21%
West Los Angeles	6	964	22%
Honolulu	4	2,487	57%
Total	13	4,391	100%

Region	Percent Leased	Annualized Rent(1)	Monthly Rent Per Leased Unit

Santa Monica	98.8%	$50,410,704	$4,532
West Los Angeles	98.7%	54,535,128	4,799
Honolulu	99.3%	69,549,132	2,352
Total / Weighted Average	99.1%	$174,494,964	$3,352

Recurring Multifamily Capital Expenditures per Unit (1)

Three months ended December 31, 2024	$259
Year ended December 31, 2024	$832

________________________________________________________________
(1)     The multifamily portfolio also includes (i) 72,613 square feet consisting of ancillary retail space at three properties and the remaining office space at a building undergoing conversion from office to residential and (ii) 712 apartment units at Barrington Plaza which is undergoing redevelopment. These items are not included in this table.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Development Portfolio Summary

Barrington Plaza, Brentwood, California

Barrington Plaza is a 712-unit apartment community located at the corner of Wilshire Boulevard and Barrington Avenue in Brentwood, across from our Landmark Los Angeles apartments.
This is a phased redevelopment of all three towers to comply with city fire life safety directives. The buildings will be reduced to the concrete slabs and structural steel in preparation for the construction. The completed project will have nine foot ceilings and floor-to-ceiling glass.
We now have a permit to begin construction and estimate it will take several years and cost over $300 million.

Rendering of three redeveloped towers at Barrington Plaza with new amenity deck.
Studio Plaza, Burbank, California

Studio Plaza is a 456,000 square foot office property located in Burbank. Following the move-out of a long-term single tenant, we have begun extensive redevelopment of the property to convert it into a multi-tenant building at an estimated cost of $75 million to $100 million.
The development process is ongoing and we have begun leasing space to be occupied when the common areas and the related floors are completed.

Rendering of redeveloped Studio Plaza with new common area amenities and arrival experience.
10900 Wilshire, Westwood, California

In January 2025, a new joint venture acquired 10900 Wilshire, a 17-story, 247,000 square foot office building and adjoining residential development site at the corner of Wilshire Blvd. and Westwood Blvd.
We estimate that the JV’s total investment, including acquisition, upgrades to the existing tower, and construction of a new residential building, will be approximately $150 million to $200 million over a three-to-four-year period, depending on our final plan.

Foreground: conceptual residential building on Westwood Blvd. Background: to be upgraded tower fronting on Wilshire Blvd.

All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

2025 Guidance

Metric	Per Share
Net loss per common share - diluted	$(0.17) to $(0.11)
FFO per share - fully diluted	$1.42 to $1.48

Assumptions
(Occupancy & Leased Rate ranges pertain to our In-Service Portfolio)

Metric	Assumption Range
Average Office Occupancy	78% to 80%
Residential Leased Rate	Essentially fully leased
Same Property Cash NOI Growth	-2.5% to -0.5%
Above/Below Market Net Revenue	$1 to $5 million
Straight-line Revenue	$8 to $11 million
G & A Expenses	$46 to $50 million
Interest Expense	$260 to $270 million
Weighted average fully diluted shares outstanding	204.0 million

Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, impairment charges or other possible capital markets activities.
The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 23 for a reconciliation of our Non-GAAP guidance.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

Reconciliation of 2025 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net loss per common share - diluted to FFO per share - fully diluted:

Reconciliation of net loss attributable to common stockholders to FFO	Low	High

Net loss attributable to common stockholders	$(27.8)	$(17.7)
Adjustments for depreciation and amortization of real estate assets	403.0	393.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated Fund	(85.5)	(73.4)
FFO	$289.7	$301.9

Weighted average fully diluted shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	167.4	167.4
Weighted average units in our operating partnership outstanding	36.6	36.6
Weighted average fully diluted shares outstanding	204.0	204.0

Per share	Low	High

Net loss per common share - diluted	$(0.17)	$(0.11)
FFO per share - fully diluted	$1.42	$1.48
_____________________________________________
(1) Our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, if any, or other possible capital markets activities or impairment charges. The reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented.

All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Definitions
Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses or significantly change the use of the space, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.
AFFO Payout Ratio: Represents dividends announced divided by the AFFO for that period. We report AFFO Payout Ratio because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to compare our performance with other REITs.
Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatement under leases commenced as of the reporting date and expiring after the reporting date (does not include 329,125 square feet with respect to signed leases not yet commenced at December 31, 2024).  For our triple net office properties (in Honolulu), annualized rent is calculated for triple net leases by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent includes rent for our corporate headquarters in Santa Monica. We report Annualized Rent because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance and value with other REITs. We use Annualized Rent to manage and monitor the performance of our office and multifamily portfolios.
Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.
Consolidated Net Debt: Represents our consolidated debt, (i) excluding the impact of unamortized loan premiums and deferred loan costs which do not require cash settlement, (ii) less cash and cash equivalents including loan collateral deposited with lenders available to reduce the debt obligation. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and loan collateral deposited with lenders and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.
Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on the New York Stock Exchange as of December 31, 2024.
Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.
Fund: At December 31, 2024, we owned approximately 74% of an unconsolidated Fund that owns two office properties totaling 0.4 million square feet. The Fund has been consolidated starting in January 2025.
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Definitions
Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs), impairment write-downs of real estate and impairment write-downs of our investment in our unconsolidated Fund from our net income (loss) (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify the impact of trends in occupancy rates, rental rates and operating costs from year to year, excluding impacts from changes in the value of our real estate, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.
GAAP: Refers to accounting principles generally accepted in the United States.
In-Service Portfolio: Represents our Total Portfolio excluding the following properties undergoing development activities: (1) a residential property with 712 apartments and approximately 34,000 square feet of retail space in Los Angeles which we are removing from the residential rental market following a fire in January 2020, and (2) a 456,000 square foot single tenant office property in Los Angeles that we commenced converting to multi-tenant after the tenant's lease expired in 2024.
Joint Ventures (JVs): At December 31, 2024, we owned a weighted average interest of approximately 46% based on square footage in four consolidated JVs. The JVs owned sixteen office properties totaling 4.2 million square feet and two residential properties with 470 apartments. In addition to the four consolidated JVs, we entered into a new consolidated JV in December 2024 that acquired an office property in January 2025.
Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and leases for tenants relocated from space being taken out of service. We report Lease Transaction Costs because it is a widely reported measure of the performance of equity REITs, and is used by some investors to determine our cash needs and to compare our performance with other REITs. We use Lease Transaction Costs to manage and monitor the performance of our office and multifamily portfolios.
Leased Rate: The percentage leased for our In-Service Portfolio as of December 31, 2024. Management space is considered leased. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating the Leased Rate. For newly developed buildings going through lease up, units are included in both the numerator and denominator as they are leased. We report Leased Rates because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Leased Rate to manage and monitor the performance of our office and multifamily portfolios.
Net Absorption: Represents the change in Leased Rate between the last day of the current and prior quarter for our In-Service Portfolio, excluding properties acquired or sold during the current quarter. The calculation also excludes the impact of building remeasurement. We report Net Absorption because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Net Absorption to manage and monitor the performance of our office portfolio.
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Definitions
Net Income (Loss) Per Common Share - Diluted: We calculate Net Income (Loss) Per Common Share - Diluted in accordance with GAAP by dividing the net income (loss) attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested Long Term Incentive Plan Unit awards that contain non-forfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.
Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:
•NOI: is calculated by excluding the following from our net income (loss): general and administrative expenses, depreciation and amortization expense, other income, other expenses, income (loss) from unconsolidated Fund, interest expense, gains (losses) on sales of investments in real estate and net income (loss) attributable to noncontrolling interests.
•Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs.  NOI is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  We calculate Occupancy Rate from the Leased Rate for our In-Service Portfolio by excluding signed leases not yet commenced. We report Occupancy Rate because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Occupancy Rate to manage and monitor the performance of our office and multifamily portfolios.
Operating Partnership: Douglas Emmett Properties, LP
Our Share: Our Share is calculated by multiplying the amount of debt or cash, as applicable, for each of our subsidiaries by our share of that subsidiary’s equity. For example, we calculate Our Share of Net Debt by: (i) multiplying the principal balance of our consolidated loans and our unconsolidated Fund's loan by our equity interest in the relevant borrower, (ii) subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or cash equivalents, and (iii) subtracting the product of loan collateral deposited with lenders multiplied by our equity interest in the entity that deposited the collateral with the lender. We subtract cash and cash equivalents and loan collateral deposited with lenders because they could be used to reduce the debt obligations, and do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Reporting Our Share of cash or debt is a non-GAAP financial measure for which we believe that consolidated metric is the most directly comparable GAAP financial measure. We report Our Share of these items because some investors use it to evaluate and compare our financial position with that of other REITs.
Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding our Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.
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Definitions
Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses or significantly change the use of the space, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements. We report Recurring Capital Expenditures because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine our cash flow requirements and to compare our performance with other REITs. We use Recurring Capital Expenditures to manage and monitor the performance of our office and multifamily portfolios.
Rental Rate: We report Rental Rate because it is a widely reported measure of the performance of equity REITs, and is used by some investors to compare our performance with other REITs. We use Rental Rate to manage and monitor the performance of our office and multifamily portfolios. We present two forms of Rental Rates:
•Cash Rental Rate: is calculated by dividing the rent paid on the measurement date by the Rentable Square Feet.
•Straight-Line Rental Rate: is calculated by dividing the average rent over the lease term by the Rentable Square Feet.
Rentable Square Feet:  Based on the Building Owners and Managers Association (BOMA) measurement.  At December 31, 2024, total consists of 14,040,428 leased square feet (including 329,125 square feet with respect to signed leases not commenced), 3,316,355 available square feet, 107,145 building management use square feet and 60,530 square feet of BOMA adjustment on leased space. We report Rentable Square Feet because it is a widely reported measure of the performance and value of equity REITs, and is also used by some investors to compare our performance and value with other REITs. We use Rentable Square Feet to manage and monitor the performance of our office portfolio.
Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements, or (iii) that underwent a major repositioning project, were impacted by development activity, or suffered significant casualty loss that we believed significantly affected the properties' operating results. We also exclude rent received from ground leases. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned.
Our same properties for 2024 include all of our Total Portfolio properties, other than: (1) a residential property in Honolulu being converted from office to residential, (2) a residential property with 712 apartments and approximately 34,000 square feet of retail space in Los Angeles which we are redeveloping, (3) a new residential property with 376 apartments in West Los Angeles that we placed into service in 2022, and (4) a 456,000 square foot single tenant office property in Los Angeles that we are repositioning to a multi-tenant building.
Our same properties for 2025 include all of our Total Portfolio properties, other than: (1) a residential property with 712 apartments and approximately 34,000 square feet of retail space in Los Angeles which we are redeveloping, (2) a 456,000 square foot single tenant office property in Los Angeles that we are repositioning to a multi-tenant building, (3) a 247,000 square foot office property in Los Angeles that we acquired in January 2025, and (4) two office properties totaling 0.4 million square feet owned by a previously unconsolidated fund that we consolidated starting January 2025.
We report Same Property NOI because it is a widely reported measure of the performance and value of equity REITs, and it is used by some investors to: (i) analyze our operating results excluding the impact of properties not being operated on a consistent basis, and (ii) to compare our performance and value with other REITs. We use Same Property NOI to manage and monitor the performance of our office portfolio.
Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.
Total Portfolio: At December 31, 2024, our Total Portfolio included (i) all of the properties included in our consolidated results, of which 16 office properties totaling 4.2 million square feet and two residential properties with 470 apartments, are owned through four consolidated JVs and in which we own a weighted average interest of approximately 46% based on square footage and (ii) two office properties totaling 0.4 million square feet owned by an unconsolidated Fund in which we owned approximately 74%.
"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Fund.
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